INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement on Form N-1A under the Securities Act of 1933, No. 2-95285 of PC&J Preservation Fund, of our report dated January 21, 2000 incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, Ohio
April 25, 2000